Exhibit 10.3

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made effective as of March 3, 2008 (the “Effective Date”) by and among Alphatec Spine, Inc., a Delaware corporation with a principal place of business at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92008 (“Licensee”), Stout Medical Group LP, a limited partnership company organized under the laws of the state of Delaware, and having a place of business at 410 East Walnut Street, Suite #8, Perkasie, Pennsylvania 18944 (“Licensor”) and for purposes of Section 7.2 and Section 11.15 hereof only Alphatec Holdings, Inc., a Delaware corporation with a principal place of business at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92008 (“Holdings”). Licensee and Licensor are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Licensor is the owner of or otherwise controls certain proprietary Licensed Patents and Licensed Technology (as defined below); and

WHEREAS, Licensee desires to obtain a license from Licensor under such Licensed Patents and Licensed Technology to develop and commercialize Licensed Products (as defined below); and

WHEREAS, Licensor desires to grant such license to Licensee on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

1. DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Article 1 shall have the meanings specified.

1.1 “Affiliate” shall mean any company, corporation, partnership, limited liability company, trust, or other business entity that directly or indirectly controls, is controlled by, or is under common control with a designated person or entity, and for such purpose “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

1.2 “Common Stock” shall mean the common stock of Holdings, and any securities into which such common stock may hereafter be reclassified, converted or exchanged.

1.3 “Confidential Information” shall mean with respect to a Party (the “Receiving Party”), all information which is disclosed by the other Party (the “Disclosing Party”) to the Receiving Party hereunder or to any of its employees, consultants, Affiliates, licensees or sublicensees, except to the extent that the Receiving Party can demonstrate by written record or other suitable physical evidence that such information, (a) as of the date of disclosure is demonstrably known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (b) as of the date of

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disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party; (c) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (d) is independently developed by or for the Receiving Party without reference to or reliance upon any Confidential Information of the Disclosing Party. Any information in relation to the subject matter of this Agreement disclosed by a Party under that certain Mutual Confidentiality Agreement between the parties dated the 2nd day of July 2007 shall, subject to the foregoing exceptions, be considered Confidential Information for purpose of this Agreement.

1.4 “Exclusive Design” shall mean those aspects of the final design of the Licensed Product, which embody the concepts set forth on Schedule C, attached hereto, as modified pursuant to Article 3.

1.5 “First Commercial Sale” shall mean the date of the first transaction, transfer or disposition for value by or on behalf of Licensee or any Affiliate or Sublicensee of Licensee to a Third Party of a Licensed Product in the United States following the applicable regulatory clearance by the FDA (as defined below).

1.6 “FDA” shall mean the United States Food and Drug Administration and any successor agency or authority thereto.

1.7 “Guarantee and Agreement” shall mean the guarantee and agreement of Holdings set forth in Section 11.15 hereof.

1.8 “Joint Inventions” shall have the meaning given in Section 3.3.

1.9 “Licensor Indemnitees” and “Licensee Indemnitees” (each individually an “Indemnitee”) shall have the meaning given in Section 8.1.

1.10 “Licensed Field” shall mean: [***]

1.11 “Licensed Patent Rights” shall mean any of the patent applications described in Schedule A attached hereto, and any divisional, continuation, continuation-in-part (to the extent that the continuation-in-part is entitled to the priority date of an initial patent or patent application which is the subject of this Agreement), reissue, reexamination, registration, renewal, or extension, or any patent issuing therefrom or any supplementary protection certificates related thereto, and any foreign counterparts to any of the foregoing.

1.12 “Licensed Product” shall mean any product sold by Licensee, its Affiliates or Sublicensees that embodies or uses any aspect of the Licensed Patent Rights and/or the Licensed Technology.

1.13 “Licensed Technology” shall mean all Technology which:

1.13.1 Licensor controls as of the Effective Date and which (i) is described in or related to any patent or patent application included in the Licensed Patent Rights and (ii) is necessary or useful for Licensee to practice the license granted to it hereunder;

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1.13.2 is developed by Licensor as a part of its efforts contemplated by Section 3.2;

1.13.3 Licensor controls after the Effective Date but during the Term and which (i) it has the right to disclose and license without the payment of royalties or other consideration to any Third Party and (ii) constitutes an improvement to the subject matter of the Licensed Patent Rights or Licensed Technology as it exists on the date of determination, including Licensor’s interest in any Joint Inventions; and/or

1.13.4 Licensee controls after the Effective Date but during the Term and which constitutes an improvement to the subject matter of the Licensed Patent Rights or Licensed Technology as it exists on the date of determination.

1.14 “Market Launch” shall mean the first national commercial launch of any Licensed Product.

1.15 “Net Sales” shall mean the gross amount invoiced by or otherwise payable to Licensee, any of its Affiliates or any Sublicensee on account of sales or other transfers of a Licensed Product anywhere in the Territory during a designated period (and for the avoidance of doubt if such Licensed Product is sold in kitted form, such gross amount invoiced shall include the amount invoiced for the entire kit and/or each component thereof), less to the extent otherwise then or previously included in amounts invoiced for such Licensed Products and in respect of which no previous deduction was taken:

1.15.1 trade, cash and quantity discounts or rebates actually allowed or taken on Licensed Products, including discounts or rebates to governmental or managed care organizations;

1.15.2 credits or allowances actually given or made for rejection of, and for uncollectible amounts (except to the extent later collected) on, or return of previously sold Licensed Products;

1.15.3 any charges for insurance, freight, and other transportation costs directly related to the delivery of Licensed Product to the extent included in the gross invoiced sales price;

1.15.4 any tax, tariff, duty or governmental charge levied on the sales, transfer, transportation or delivery of a Licensed Product (including any tax such as a value added or similar tax or government charge), other than franchise or income tax of any kind whatsoever; and

1.15.5 any import or export duties or their equivalent borne.

In addition, should Licensee be required, in order to lawfully exercise its rights as to a Licensed Product, obtain additional rights in a country to patents of any Third Parties which are not Affiliates of Licensee, which patents are (i) pending or issued on the Effective Date, and (ii) required for Licensee to practice the inventions described in the Licensed Patent Rights or Licensed Technology or

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exercise the license granted under this Agreement for reasons not attributable to a design selection made by Licensee for which alternative design selections not requiring such additional rights are available, then Licensee may also deduct from Net Sales with respect to a designated period the amount of the royalty Licensee is required to pay to such Third Party or Parties for such necessary rights to such patents with respect to such Licensed Product; provided that in no event (i) shall the amount of Net Sales for any designated period be reduced by more than [***] on account of royalties paid to Third Parties, and any amount so disallowed shall be lost and not carried forward and (ii) no such reduction shall be permitted with respect to additional rights obtained more than [***] after the First Commercial Sale in such country. “Net Sales” shall not include amounts invoiced by or otherwise payable to Licensee, any of its Affiliates and/or any Sublicensees for Licensed Products sold or otherwise transferred to Licensee or any of its Affiliates and/or its Sublicensees, unless the Licensed Product is consumed by the invoiced entity.

1.16 “Shares” shall have the meaning set forth in Paragraph 4.4.1(a) hereof.

1.17 “Sublicensee” shall mean any Third Party to whom Licensee grants a sublicense of some or all of the rights granted to Licensee under this Agreement.

1.18 “Technology” shall mean all of the following intangible legal rights, whether or not filed, perfected, registered or recorded, applicable to the Licensed Field: (i) inventions, patents, patent disclosures, patent rights, including any and all continuations, continuations-in-part, divisionals, reissues, reexaminations, utility models, industrial designs and design patents or any extensions thereof, (ii) rights associated with works of authorship, including without limitation, copyrights, copyright applications and copyright registrations and (iii) any and all proprietary ideas, inventions, discoveries, Confidential Information, data, results, formulae, designs, specifications, methods, processes, techniques, ideas, know-how, technical information (including, without limitation, structural and functional information), process information, pre-clinical information, clinical information, and any and all proprietary control and manufacturing data and materials, whether or not patentable.

1.19 “Term” shall have the meaning given in Section 9.1.

1.20 “Territory” shall mean all countries and jurisdictions of the world.

1.21 “Third Party” shall mean any person or entity other than Licensee, Licensor and their respective Affiliates.

2. GRANT OF RIGHTS

2.1 License to Licensee.

2.1.1 Grant of Non-Exclusive License. Licensor hereby grants to Licensee a non-exclusive, royalty-bearing license, including the right to grant sublicenses in accordance with Subsection 2.1.3, under the Licensed Patent Rights and Licensed Technology: (i) to conduct research and development in support of the licensed uses described in clause (ii) of this Subsection, and (ii) to make, have made, import, export, use, offer for sale or sell Licensed Products in the Licensed Field, subject to the terms and conditions of this Agreement.

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2.1.2 Grant of Exclusive License. Licensor hereby grants to Licensee an exclusive (even as to the Licensor and its Affiliates), royalty-bearing license, including the right to grant sublicenses in accordance with Subsection 2.1.3: (i) to conduct research and development in support of the licensed uses describe in clause (ii) of this Subsection, and (ii) to make, have made, import, export, use, offer for sale or sell Licensed Products in the Licensed Field to the extent embodying the Exclusive Design, subject to the terms and conditions of this Agreement.

2.1.3 Right to Sublicense. Licensee shall have the right to grant sublicenses, subject to the terms of this Agreement, to all or any portion of its rights under the license granted pursuant to this Subsection.

2.2 Right of First Discussion in Relation to Sales of Licensed Patent Rights or Licensed Technology. In the event that Licensor decides to sell any of the Licensed Patent Rights or Licensed Technology (subject, of course, to this Agreement), it shall give prompt notice thereof to the Licensee. Such notice shall include a description of the Licensed Patent Rights or Licensed Technology to be sold. Thereafter, Licensee shall have sixty (60) days to notify Licensor whether Licensee is interested in commencing negotiations to obtain a fully-paid license to such Licensed Patent Rights or Licensed Technology in the Licensed Field. If Licensee does not give such notice within such sixty (60) day period, Licensor shall be entitled to sell such Licensed Patent Rights or Licensed Technology as it sees fit. If Licensee gives such written notice within such sixty (60) days, the parties shall for a further sixty (60) days from the giving of such notice, or such longer time period as upon which the Parties mutually agree in writing, negotiate in good faith as to the terms of such fully-paid license in the Licensed Field, and Licensor shall not be entitled to commence negotiations with any Third Party with respect to the sale of such Licensed Patent Rights or Licensed Technology, or sell such Licensed Patent Rights or Licensed Technology, until the end of such sixty (60) day or longer agreed-upon period, after which it shall be free to negotiate or sell such intellectual property as it sees fit.

2.3 Right of First Discussion as to New In-Field License. If, at any time during the term of the Agreement, Licensor acquires or develops intellectual property in respect of uses or applications within the Licensed Field (a “New In-Field Use”) which is not included in the Licensed Technology and which Licensor has the right to disclose and license without the payment of royalties or other consideration to any Third Party, it shall give prompt notice thereof to the Licensee. Such notice shall include a description of the intellectual property which Licensor has acquired or developed. Thereafter, Licensee shall have sixty (60) days to notify Licensor whether Licensee is interested in commencing negotiations to obtain a license to such rights (the “New In -Field License”). If Licensee does not give such notice within such sixty (60) day period, Licensor shall be entitled to license such intellectual property as it sees fit. If Licensee gives such written notice within such sixty (60) days, the parties shall for a further sixty (60) days from the giving of such notice, or such longer time period as upon which the Parties mutually agree in writing, negotiate in good faith as to the terms of such New In-Field License, and Licensor shall not be entitled to commence negotiations with any Third Party in respect to a license of such intellectual property, or license such intellectual property, within the Licensed Field until the end of such sixty (60) day or longer agreed-upon period, after which it shall be free to negotiate or license such intellectual property as it sees fit. For the sake of clarity, this Section 2.2 does not apply to any intellectual property that is included in Licensed Technology and, as such, is subject to the license grant under Section 2.1.

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3. DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCTS.

3.1 Commercialization.

3.1.1 From and after the Effective Date, Licensee shall have full control and authority over the development and commercialization of Licensed Products in the Licensed Field in the Territory. Without prejudice to Section 3.3 hereof, Licensee shall own all Technology resulting solely from the efforts of its agents, Affiliates and employees as a part of such development and commercialization, but for such purposes (or any other purpose of this Agreement) Licensor shall not be considered an agent of Licensee. All activities relating to development and commercialization under this Agreement shall be undertaken at Licensee’s sole cost and expense.

3.1.2 Diligence. After the Effective Date, Licensee will exercise commercially reasonable efforts to develop a Licensed Product which will pass Required Testing, and thereafter cause the Market Launch of the first Licensed Product as soon as practicable, such commercially reasonable efforts to take into account the competitiveness of the marketplace, the proprietary position of the Licensed Product, the relative potential safety and efficacy of the Licensed Product, the cost of goods and availability of capacity to manufacture and supply the Licensed Product at commercial scale, the profitability of the applicable Licensed Product, and other relevant factors including, without limitation, technical, legal, scientific or medical factors.

3.2 Licensor Assistance. Prior to the Market Launch of a Licensed Product, Licensor agrees that it shall provide commercially reasonable assistance to the Licensee in connection with the development and commercialization of a Licensed Product as described in Schedule B hereto in exchange for the compensation also described in Schedule B. Licensor shall own all Technology resulting solely from the efforts of the agents, Affiliates and employees of Licensor as a part of such development and commercialization, (but for such purposes (or any other purpose of this Agreement) Licensee shall not be considered an agent of Licensor), but such Technology shall be deemed included in the Licensed Technology.

3.3 Joint Inventions. Technology conceived, developed or reduced to practice jointly by employees or consultants of Licensor and Licensee during the term hereof shall be jointly owned by them (“Joint Inventions”). For purposes of this Section 3.3 Technology that is the subject of a patent application shall be deemed to have been developed jointly by employees or consultants of Licensee and Licensor, and thus be a Joint Invention, if at least one employee or consultant of each of Licensee and Licensor is required to be named as an inventor in such application in order for such patent to be valid, and a comparable concept shall apply to Technology not the subject of a patent application. Subject to its right of abandonment or other forfeiture, Licensee shall be responsible, at its costs, for preparing, filing and, prosecuting patent applications which are available with respect to Joint Inventions in the United States, Japan, Germany, the United Kingdom, France, Spain and Italy (and elsewhere as

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it may elect), using patent counsel reasonably chosen by Licensee, and for maintaining any patents obtained thereon. Licensee shall keep Licensor reasonably appraised as to the prosecution of each such patent application. Licensee agrees to send Licensor copies of all file histories and prosecution documents for each of the patent applications of the Licensed Patent Rights, within thirty (30) days of receipt by Licensor. Licensee shall have the right in its discretion to abandon or otherwise cause or allow to be forfeited, any patents or applications therefore as to Joint Inventions. Licensee shall give Licensor at least sixty (60) days written notice prior to abandonment or other forfeiture so as to permit, but not obligate, Licensor, to file, in the name of Licensor, for protection as to such patent or application, at its cost and expense, and Licensee shall have no interest in such patent or applications or underlying Joint Inventions (which shall thereupon cease to be Joint Inventions by shall rather be Confidential Information of Licensor). In any event each Party will, and will cause its employees and consultants to, provide any assistance and executed agreements and instruments as are reasonably requested by a Party which is seeking to obtain in accordance herewith patents or other protection with respect to any Joint Inventions.

3.4 Licensee License Grant. Licensee hereby grants to Licensor:

3.4.1 Non-exclusive License. a non-exclusive, fully-paid and royalty-free, perpetual license, including the right to grant sublicenses, under all Technology owned by Licensee as a result of the activities set forth in Section 3.1: (i) to conduct research and development in support of the licensed uses describe in clause (ii) of this Subsection, and (ii) to make, have made, import, export, use, offer for sale or sell any component or product for indications outside of the treatment of spinal disorders, subject to the terms and conditions of this Agreement; and

3.4.2 Exclusive License. an exclusive, fully-paid and royalty-free, perpetual license, including the right to grant sublicenses, under its interest in all Joint Inventions: (i) to conduct research and development in support of the licensed uses describe in clause (ii) of this Subsection, (ii) to make, have made, import, export, use, offer for sale or sell any component or product for indications outside of the treatment of spinal disorders, subject to the terms and conditions of this Agreement, and (iii) to prosecute at Licensor’s sole cost and for its sole benefit infringements of Joint Inventions within the scope of the licenses granted in clauses (i) and (ii) of this Subsection 3.4.2.

4. PAYMENTS AND ROYALTIES

4.1 Initial Payment; Milestone Payments, Payment of Royalties; Royalty Rates; and Minimum Royalties;

4.1.1 Initial Payment. Licensee shall pay Licensor a lump-sum, payment of (i) five-hundred thousand dollars ($500,000), and (ii) five-hundred thousand dollars ($500,000) in shares of Common Stock, with a price per share of Common Stock for such purpose equal to the average per share NASDAQ Close/NASDAQ Official Closing Price (as defined by NASDAQ) or a defined successor closing price (designated by NASDAQ) on the fifteen (15) trading days prior to the date of issuance; provided that if on any such trading day the Common Stock shall not be listed on the NASDAQ national exchange or a similar national securities exchange, then

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Licensor shall receive [***] in cash in lieu of such shares of Common Stock (collectively the “Initial Payment”), with the cash portion of the Initial Payment being due and payable within ten (10) business days of the Effective Date, and the Common Stock portion of the Initial Payment being due and payable within thirty (30) business days of the Effective Date. The Initial Payment shall be fully-earned and non-refundable.

4.1.2 Initial Milestone Payments. Licensee shall pay milestone payments (or in the case of the Common Stock cause the issuance thereof by Holdings) to Licensor (each such payment or issuance a “Milestone Payment”) as specified below no more than thirty (30) days after the occurrence of the corresponding event designated below, unless this Agreement has been terminated prior to such due date. No Milestone Payments described in this Subsection 4.1.2 shall be credited against or otherwise reduce any other amounts payable hereunder.

Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

4.1.3 Royalty Payments. During the Term, Licensee shall pay to Licensor within thirty (30) days of the end of each calendar quarter earned royalties of [***] of Net Sales during such calendar quarter. Each royalty payment shall (i) be accompanied by a report specifying: the Net Sales (including an accounting of deductions taken in the calculation of Net Sales) and (ii) state the applicable exchange rate used in conversion from any foreign country’s currency to United States Dollars (which conversion shall be determined in accordance with Subsection 4.2.2). Earned royalties described in this Subsection 4.1.4 shall only be credited against minimum royalties which would otherwise be due as contemplated by Subsection 4.1.5 and shall not be credited against or otherwise reduce any other amounts payable hereunder.

4.1.4 Minimum Royalties. Licensee shall pay Licensor the following minimum annual royalty amounts in each calendar year listed next to such amount. No minimum annual royalty described in this Subsection 4.1.5 shall be credited against or otherwise reduce any other amounts payable hereunder. For a particular calendar year, in the event that the sum of the earned royalties on Net Sales timely paid in accordance with Subsection 4.1.4 above with respect to the four calendar quarters of such calendar year are less than the minimum annual royalty for such year designated below, the obligation to pay the difference to Licensor shall accrue on the last day of such calendar year and be payable by Licensee no later than forty-five (45) days following the end of such calendar year:

Twelve (12) Months Ending	Minimum Annual Royalty
[***]	[***]
[***]	[***]
[***]	[***]

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By way of illustration, if Licensee pays to Licensor during calendar year [***] a running royalty of [***], then not later than [***], Licensee shall pay to Licensor [***] to avoid being in breach of this Agreement.

4.1.5 One Royalty. Only one royalty shall be payable to Licensor hereunder for each sale of a Licensed Product, notwithstanding that more than one patent or patent claim reads upon such Licensed Product and/or such Licensed Product embodies or was made using one or more aspects of Licensed Technology.

4.2 Payment, Conversion and Withholding.

4.2.1 Payment. All payments hereunder shall originate in the United States and be made in United States dollars. Licensor hereby directs that all payments, save payments for services and expense reimbursement as contemplated by Section 3.2, be divided as follows and paid by wire transfer or other means reasonably selected by the payee to the following persons or as they shall direct from time to time:

[***]	[***]
[***]	[***]

4.2.2 Conversion. Conversion of foreign currency to United States dollars shall be made at the conversion rate existing in the United States (as reported in The Wall Street Journal) on the last business day of the quarter immediately preceding the applicable calendar quarter. If The Wall Street Journal ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States as the Parties reasonably agree.

4.2.3 Tax Withholding; Restrictions on Payment. All taxes, assessments and fees of any nature levied or incurred on account of any payments from Licensee to Licensor accruing under this Agreement, by national, state or local governments, will be assumed and paid by Licensee, except taxes levied thereon as income to Licensor and if such taxes are required by applicable law to be withheld by Licensee they will be deducted from payments due to Licensor and will be timely paid by Licensee to the proper taxing authority for the account of Licensor, a receipt or other proof of payment therefore secured and sent to Licensor as soon as practicable. Licensee shall remit all payments to Licensor hereunder from within the United States.

4.3 Records Retention; Review.

4.3.1 Royalties. Licensee shall keep accurate books and accounts of the computation of the number of Licensed Products sold and the Net Sales of Licensee, its Affiliates and Sublicensees of Licensed Products, and shall cause such Affiliates and Sublicensees to keep such records of their respective sales of Licensed Products and Net Sales of Licensed Products, in sufficient detail to permit accurate determination of all figures necessary for verification of payments required to be paid hereunder, which books and accounts shall be maintained for at least three (3) years from the end of the calendar year to which they pertain.

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4.3.2 Review. At the request of Licensor, which shall not be made more frequently than once per calendar year during the Term, on a business day designated by Licensor upon at least thirty (30) days’ prior written notice to Licensee, Licensee shall permit, under confidentiality obligations with terms substantially the same as those hereunder, an independent certified public accountant reasonably selected by Licensor and reasonably acceptable to Licensee to inspect (during regular business hours) the relevant records required to be maintained by Licensee under Subsection 4.3.1. In the event such inspection reveals an underpayment, such underpayment shall be due and payable by Licensee within thirty (30) days of the date of such inspection, together with interest thereon from the date the amount due but unpaid was first due until the date paid, at the lower of 12% per annum or the maximum rate permitted by applicable law. Such inspection shall be at the expense of Licensor unless there is an underpayment that differs by greater than five percent (5%) from the amount that was otherwise due, in which event Licensee shall also pay the reasonable costs of the inspection. The foregoing is without prejudice to the right of Licensee to dispute the conclusion of the accountant, but such dispute shall not relieve Licensee of its obligation to pay interest and, under the circumstances described, costs of inspection as to amount actually due.

4.4 Matters Related to the Issuance of Common Stock.

4.4.1 Representations, Warranties and Certain Covenants of the Licensee. The Licensee represents, warrants and covenants that:

(a) Assuming the covenant of Licensor contained in Subsection 4.4.2 of this Agreement is complied with, the issuance to Licensor of each share of Common Stock (all shares so issued the “Shares”) will be in compliance with all applicable federal and state securities laws in connection with the offer, issuance and sale of the securities.

(b) The execution, delivery and performance of this Agreement by Holdings, the issuance and sale of the Shares and the consummation by Holdings of the other transactions by it contemplated hereby do not and will not on the date of the issuance and sale of the Shares(i) conflict with or violate any provision of Holdings’ or any of its subsidiaries certificates or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of Holdings or any of its subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which Holdings or any of its subsidiaries is a party or by which any property or asset of Holdings or any such subsidiary is bound or affected, in each case with respect to this Subsection (ii), to a degree that would have a material adverse effect on the assets or results of operations of Holdings or its subsidiaries when considered as a whole (a “Material Adverse Effect”), or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Holdings or any such subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Holdings or any such subsidiary is bound or affected, in each case with respect to this Subsection (iii), to a degree that would have a Material Adverse Effect.

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(c) Prior to the issuance of the Shares, Holdings shall obtain all consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations, and make all filings or registrations with any court or other federal, state, local or other governmental authority or other person that is required in order to issue the Shares.

(d) The Shares, when issued in accordance herewith, will be (i) duly authorized, (ii) duly and validly issued, (iii) fully paid and nonassessable, and (iv) free and clear of all liens imposed by Holdings, other than restrictions on transfer provided for herein.

(e) At all times prior to the second anniversary of the last issuance of the Shares during which there are Shares outstanding which have not been previously (i) sold or transferred to or through a broker or dealer or underwriter in a public distribution, or (ii) sold or transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the case of either Subsection (i) or Subsection (ii) in such a manner that, upon the consummation of such sale or transfer, all transfer restrictions and restrictive legends with respect to such Shares are removed upon the consummation of such sale or transfer, Holdings shall use its commercially reasonable efforts to: (1) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about Holdings, and (2) furnish to the Licensor such non-publicly available reports and documents of Holdings as Licensor may reasonably request to avail itself of Rule 144 of the Securities Act, or any similar rule or regulation of the United States Securities Exchange Commission allowing Licensor to sell the Shares without registration.

4.4.2 Representations and Warranties of the Licensor. The Licensor represents and warrants that (i) it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act; (ii) it is acquiring the Shares for investment for the Licensor’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, without prejudice, however, to Licensor’s right to at all times to sell or otherwise dispose of any or all of the Shares so issued in compliance with applicable federal and state securities laws and (iii) it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such Shares.

4.4.3 Restrictions on the Shares. Licensor understands and agrees that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares must be held indefinitely. The Licensor agrees and acknowledges that the following legend will be placed on the back of any certificate evidencing the Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT

BEEN REGISTERED UNDER THE SECURITIES ACT OF

1933, AS AMENDED, AND MAY NOT BE SOLD,

TRANSFERRED, ASSIGNED OR HYPOTHECATED

UNLESS THERE IS AN EFFECTIVE REGISTRATION

STATEMENT UNDER SUCH ACT COVERING SUCH

SECURITIES, THE SALE IS MADE IN ACCORDANCE

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WITH RULE 144 UNDER THE ACT, OR THE

CORPORATION RECEIVES AN OPINION OF COUNSEL

FOR THE HOLDER OF THESE SECURITIES

REASONABLY SATISFACTORY TO THE

CORPORATION, STATING THAT SUCH SALE,

TRANSFER, ASSIGNMENT OR HYPOTHECATION IS

EXEMPT FROM THE REGISTRATION AND

PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

4.4.4 Limitation on the Number of Shares Issued. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate number of Shares issued pursuant to this Agreement be greater than 19.9% of the number of shares of Common Stock outstanding on the Effective Date. In the event that an issuance of Shares pursuant to this Agreement would cause an aggregate issuance of Shares that is more than 19.9% of the number of shares Common Stock outstanding on the Effective Date, the Licensee shall make a cash payment to the Licensor equal to the difference between cash value of the Shares that were scheduled to be issued pursuant to this Agreement, and the value of the Shares that were actually issued after giving effect to the limitation set forth in this Section 4.4.4.

5. TREATMENT OF CONFIDENTIAL INFORMATION

5.1 Confidential Obligations. Licensor and Licensee each recognize that the other Party’s Confidential Information constitutes highly valuable and proprietary confidential information. Licensor and Licensee each agree that during the Term and for [***] thereafter, it will keep confidential, and will cause its employees, consultants, Affiliates and sublicensees to keep confidential, all Confidential Information of the other Party. Neither Licensor nor Licensee nor any of their respective employees, consultants, Affiliates or sublicensees shall use Confidential Information of the other Party for any purpose whatsoever other than exercising any rights granted to it or reserved by it hereunder. Without limiting the foregoing, each Party may disclose information to the extent such disclosure is reasonably necessary to (a) file, prosecute or defend litigation in accordance with the provisions of this Agreement or (b) comply with applicable laws, regulations (including those of the United States Securities Exchange Commission) or court orders; provided, however, that if a Party is required to make any such disclosure of the other Party’s Confidential Information in connection with any of the foregoing, it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to cooperate with such other Party in efforts to secure confidential treatment of such information required to be disclosed. Each Party agrees that any Confidential Information disclosed by a Party under that certain Mutual Confidentiality Agreement between the Parties dated the 2nd day of July 2007 shall be protected by the obligations set forth therein through the date hereof and from and after the date hereof shall be protected by the obligations as to Confidential Information set forth herein so as to be continuously protected.

5.2 Limited Disclosure and Use. Licensor and Licensee each agree that any disclosure of the other Party’s Confidential Information to any officer, employee, consultant or agent of the other Party or any of its Affiliates or Sublicensees shall be made

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only if and to the extent necessary to carry out its rights and responsibilities under this Agreement, shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to the extent any such persons are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Licensor and Licensee each further agree not to disclose or transfer the other Party’s Confidential Information to any Third Parties under any circumstance without the prior written approval from the other Party (such approval not to be unreasonably withheld), except as otherwise required by law, and except as otherwise expressly permitted by this Agreement. Each Party shall take such action, and shall cause its Affiliates or Sublicensees to take such action, to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, using, in all such circumstances, not less than reasonable care. Each Party, upon the request of the other Party, will return all the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, including all copies and extracts of documents and all manifestations in whatever form, within sixty (60) days of such request or, if earlier, the termination or expiration of this Agreement; provided however, that a Party may retain (i) any Confidential Information of the other Party relating to any license which expressly survives such termination, and (ii) one (1) copy of all other Confidential Information in inactive archives in legal counsel’s files solely for the purpose of establishing the contents thereof.

5.3 Publicity. Neither Party may publicly disclose the existence or terms or any other matter of fact regarding this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may make such a disclosure (i) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded, or (ii) with respect to Licensee, to any prospective Sublicensees, or to investors, prospective investors, lenders and other potential financing sources, who are obligated to keep such information confidential. The Parties, upon the execution of this Agreement, will mutually agree to a press release with respect to this transaction for publication. Once such press release or any other written statement is approved for disclosure by both Parties, neither Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5.4 Use of Name. Neither Party shall employ or use the name of the other Party in any promotional materials or advertising without the prior express written permission of the other Party.

6. PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

6.1 Patent Filing, Prosecution and Maintenance as to Licensed Patent Rights. Subject to its right of abandonment or other forfeiture, Licensor shall be responsible, at its cost, for preparing, filing and prosecuting the patent applications listed in Schedule A, and available foreign counterparts to such patent applications in [***] using patent counsel reasonably chosen by Licensor (which in any event includes Levine Bagade Han LLP), and for maintaining any patents obtained thereon. Licensor shall keep Licensee reasonably appraised as to the preparation, filing, prosecution and maintenance (collectively, the

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“Prosecution”) of each such patent application. Licensor agrees to send Licensee copies of all file histories and Prosecution documents for each of the patent applications of the Licensed Patent Rights, within thirty (30) days of receipt by Licensor. Licensor shall have the right in its discretion to abandon or otherwise cause or allow to be forfeited, any Licensed Patent Rights (each a “Discontinued Patent”). Licensor shall give Licensee at least sixty (60) days written notice (a “Discontinuation Notice”) prior to abandonment or other forfeiture of any such Discontinued Patent (the “Discontinuation Notice Period”) so as to permit Licensee to exercise its rights under Section 6.3.

6.2 Requests for Other Patent Filing, Prosecution and Maintenance. Licensee may reasonably request that Licensor seek patent protection of the Licensed Patent Rights and/or Licensed Technology in addition to that contemplated by Section 6.1 by written notice to Licensor.

6.3 Right to Effect Other Patent Filing, Prosecution and Maintenance. Subject to any right of another licensee with respect to all or part of the Licensed Patent Rights or Licensed Technology existing as of the Effective Date, as to any Discontinued Patent or as to any patent with respect to which Licensor refuses in its discretion to seek such additional patent protection in response to a request from Licensee in accordance with Section 6.2 (a “Refused Patent”), Licensee shall have the right, but not the obligation, to give Licensor notice of its intent to continue the Prosecution of such Discontinued Patent or Refused Patent. Subject to any right of another licensee with respect to all or part of the Licensed Patent Rights or Licensed Technology existing as of the Effective Date, if Licensee gives such notice to Licensor, Licensor shall continue to Prosecute the Discontinued Patent or Refused Patent at the reasonable direction of Licensee. Licensee shall pay to Licensor its pro rata share of Prosecution costs (based on the number of licensees after the Effective Date, including the Licensee and any licensees that acquire rights to the Licensed Patent Rights and Licensed Technology after the Effective Date, but specifically not including any licensee of the Licensed Patent Rights and Licensed Technology prior to the Effective Date, or any licensee that opts out of making its pro-rata payment to Prosecute a Discontinued Patent or Refused Patent), which will be divided equally between Licensee and all such non-excluded licensees that have acquired rights to exploit such Discontinued Patent or Refused Patent and have not opted out. Other than with respect to any licensee of the Licensed Patents right that has entered into a license agreement prior to the Effective Date, if any licensee to the Discontinued Patent or Refused Patent, including Licensee, opts not to support continued Prosecution or does not pay its pro rata share of the costs of Prosecution (based on the number of licensees after the Effective Date, including the Licensee and any licensees that acquire rights to the Licensed Patent Rights and Licensed Technology after the Effective Date, but specifically not including any licensee of the Licensed Patent Rights and Licensed Technology prior to the Effective Date, or any licensee that opts out of making its pro-rata payment to Prosecute a Discontinued Patent or Refused Patent), such licensee shall have no further rights or licenses to exploit the Discontinued Patent or Refused Patent. The Licensor shall covenant that any licenses granted to exploit the Licensed Patent Rights after the Effective Date shall contain language regarding Discontinued Patents or Refused Patents that is materially identical to the foregoing language set forth in this Section 6.3. Licensee shall have the right to deduct from Net Sales, on a country-by-country basis, [***] of the

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amount of such costs paid to Licensor by Licensee to Prosecute each such Discontinued Patents and Refused Patents that Licensee has filed in such country in the name of Licensor. All such Discontinued Patents or Refused Patents filed by Licensee in the name of Licensor shall be included in the Licensed Technology. Nothing in this Section 6.3 shall be deemed to limit Licensor’s right to file, Prosecute or maintain patent applications at its own expense in any country.

6.4 Notice of Infringement or Claims. If, during the Term, either Party learns of any (i) actual, alleged or threatened infringement by a Third Party of any Licensed Patent Rights or Licensed Technology, (ii) attack on the enforceability or validity of any Licensed Patent Rights or Licensed Technology, or (iii) claim by a Third Party alleging that the development or commercialization of a Licensed Product infringes or otherwise violates the intellectual property rights of such Third Party, then such Party shall promptly notify the other Party of the same and shall provide such other Party with available details as to and evidence of such infringement, suit or claim.

6.5 Infringement. Licensor shall have the exclusive right but not the obligation to claim and take legal action against, in its own name to the extent permissible by law, third parties for infringement or misappropriation of any Licensed Patent Rights or Licensed Technology. If Licensee is requested by Licensor to join a lawsuit under this subparagraph, whether or not Licensee is considered to be an indispensable party, it shall so join.

6.6 Certain Patent Filing, Prosecution and Maintenance as to Exclusive Design. Subject to its right of abandonment or other forfeiture, Licensor shall be responsible, at its cost, for preparing, filing and Prosecuting the patent applications as it determines, after consultation with Licensee, is commercially reasonable in relation to technology associated with the Exclusive Design using patent counsel reasonably chosen by Licensor (which in any event includes Levine Bagade Han LLP), and for maintaining any patents obtained thereon (each a “Design Patents”). Licensor shall keep Licensee reasonably apprised as to the prosecution of each such patent application. Licensor agrees to send Licensee copies of all file histories and prosecution documents for each of the patent applications of the Design Patents, within thirty (30) days of receipt by Licensor. Licensor shall have the right in its discretion to abandon or otherwise cause or allow to be forfeited, any patent or application therefore in relation to technology associated with the Exclusive Design (each a “Design Discontinued Patent”). Licensor shall give Licensee at least sixty (60) days written notice prior to abandonment or other forfeiture of any such Design Discontinued Patent so as to permit Licensee to exercise its rights under Section 6.8.

6.7 Requests for Other Patent Filing, Prosecution and Maintenance. Licensee may reasonably request that Licensor seek patent protection as to the Exclusive Design in addition to that contemplated by Section 6.6 by written notice to Licensor.

6.8 Right to Effect Other Patent Filing, Prosecution and Maintenance. As to any Design Discontinued Patent or as to any patent with respect to which Licensor refuses in its discretion to seek such additional patent protection in response to a request from Licensee in accordance with Section 6.7 (a “Design Refused Patent”), Licensee shall have the right, but not the

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obligation, to file, in the name of Licensor, for protection as to such Design Discontinued Patent or Design Refused Patent. Licensee shall bear all costs associated with the preparation, filing, Prosecuting and maintenance of all such Design Discontinued Patents and Design Refused Patents; provided that Licensee shall have the right to deduct from Net Sales, on a country-by-country basis, [***] of the amount of such costs borne by Licensee with respect to each such Design Discontinued Patents and Design Refused Patents that Licensee has filed in such country in the name of Licensor. All such Design Discontinued Patents or Design Refused Patents filed by Licensee in the name of Licensor shall be included in the Licensed Technology. Nothing in this Section 6.8 shall be deemed to limit Licensor’s right to file, prosecute or maintain patent applications at its own expense in any country.

6.9 Notice of Infringement or Claims. If, during the Term, either Party learns of any (i) actual, alleged or threatened infringement by a Third Party of any Design Patent, (ii) attack on the enforceability or validity of any Design Patent, or (iii) claim by a Third Party alleging that the development or commercialization of a Licensed Product embodying the Exclusive Design infringes or otherwise violates the intellectual property rights of such Third Party, then such Party shall promptly notify the other Party of the same and shall provide such other Party with available details as to and evidence of such infringement, suit or claim.

6.10 Infringement of Design Patents. Licensee shall have the first right (but not the obligation), at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of any Design Patent in the Licensed Field. Such right includes the right to settle the infringement claim, provided that such settlement may not encompass matters beyond the scope of the license grant set forth in Section 2.1.2 and if such settlement would include Licensee’s agreement to the invalidity or unenforceability of any claim within any Design Patent, Licensor must first approve in writing such settlement, which approval shall not be unreasonably withheld. Any damages, monetary awards or other amounts recovered, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken by Licensee under this Section 6.10, shall applied as follows:

(a) first, to reimburse the cost of Licensee for its reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such enforcement action;

(b) second, to reimburse the costs of Licensor for its reasonable costs and expenses (including reasonable attorneys’ fees and costs) incurred in such enforcement action;

(c) third, to Licensee in reimbursement for lost sales associated with Licensed Products and to Licensor in reimbursement for lost royalties, it being agreed that for such purpose such lost sales shall equate to Net Sales; and

(d) fourth, any amounts remaining shall be allocated to each Party on a pro rata basis based on each Party’s losses attributable to the infringement.

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If Licensee brings any such action or proceeding hereunder, Licensor agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and to give Licensee reasonable assistance and authority to file and prosecute the suit. Licensee shall bear Licensor’s costs, including costs of responding to discovery, arising from involvement in such action or proceeding as and when incurred, subject to clause (a) of this Section 6.10; provided that in the event Licensor elects to actively participate in such action by counsel of Licensor’s own choice, the incremental expense thereof shall be Licensor’s, subject to clause (b) of this Section 6.10. In no event shall Licensor being a party to or represented in any such action by Licensee affect the right of Licensee to control the suit as described in the first sentence of this Section 6.10. If Licensee fails to take any action it is permitted to take by this Section 6.10 to obtain a discontinuance of such infringement or to bring suit against the infringer within four (4) months of having knowledge of such infringement, Licensor shall have the right but not the obligation to enforce the Design Patents at its expense and for its sole benefit. For the avoidance of doubt, neither Licensee’s nor Licensor’s failure to enforce any Design Patent in any way affects the rights granted to or responsibilities of Licensee under the Agreement.

7. REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of Licensor. As of the Effective Date, Licensor represents and warrants to Licensee as follows:

7.1.1 it owns and controls the Licensed Patents Rights and Licensed Technology and has the right to grant the non-exclusive licenses within the Licensed Field free and clear of all encumbrances, and no Third Party has notified Licensor that the Third Party is claiming any ownership of or right to the Licensed Patents Rights or Licensed Technology;

7.1.2 it has not received any notice of invalidity or infringement of any of the Licensed Patent Rights or Licensed Technology; and

7.1.3 it is not a party to any agreements which would be inconsistent with the licenses granted herein or the exercise of the license granted under this Agreement.

7.2 Representations and Warranties of each Party and Holdings. As of the Effective Date, each Party and Holdings represents and warrants as follows:

7.2.1 the execution, delivery and performance of this Agreement will not constitute a violation, be in conflict with, or result in a breach of any agreement or contract to which it is bound;

7.2.2 it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

7.2.3 the execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action and do not require any shareholder action or approval;

7.2.4 it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and

7.2.5 it shall at all times comply with all applicable material laws and regulations relating to its activities under the Agreement

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7.3 No Warranties. Nothing in this Agreement is or shall be construed as a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of Third Parties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 7, EACH PARTY EXCLUDES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING AMONG SUCH EXCLUDED REPRESENTATIONS AND WARRANTIES ANY AND ALL REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8. INDEMNIFICATION

8.1 Indemnification.

8.1.1 Licensee Indemnity. Licensee shall indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, officers, employees, stockholders and agents and their respective successors, heirs and assigns (the “Licensor Indemnitees”) from and against any claims, liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Licensor Indemnitee, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments to the extent arising out of or related to (i) the design, development, testing, production, manufacture, supply, promotion, marketing, importation, sale, use or instructions for use of any Licensed Product (or any component thereof) manufactured or sold by Licensee or any Affiliate or Sublicensee under this Agreement, including without limitation any claims that (a) the design of any Licensed Product by Licensee infringed the intellectual property right of any Third Party or (b) any Licensed Product manufactured or sold by Licensee or any Affiliate or Sublicensee under this Agreement caused the death of any person or any injury to any person or property, (ii) any material breach of any representation or warranty by Licensee in Article 7 of this Agreement.

8.1.2 Licensor Indemnity. Licensor shall indemnify, defend and hold harmless Licensee, its Affiliates and their respective directors, officers, employees, stockholders and agents and their respective successors, heirs and assigns (the “Licensee Indemnitees”) from and against any claims, liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Licensee Indemnitee, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments to the extent arising out of any material breach of any representation or warranty by Licensor in Article 7 of this Agreement.

8.2 Indemnification Procedures. In the event that any Indemnitee is seeking indemnification under Section 8.1 above from a Party (the “Indemnifying Party”), the Indemnitee shall notify the Indemnifying Party of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and the Party seeking indemnification, on behalf of itself and such Indemnitee, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The indemnification obligations under

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Article 8 shall not apply to any harm suffered as a direct result of any delay in notice to the Indemnifying Party hereunder or to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by Section 8.1.

9. TERM AND TERMINATION

9.1 Expiration. The term of this Agreement shall commence on the Effective Date and expire twenty (20) years after the First Commercial Sale (the “Term”). Following the Term, Licensee shall have a fully paid-up, irrevocable, freely transferable and sublicensable license in the Territory under the Licensed Patent Rights and Licensed Technology, to develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, import and have imported any and all Licensed Products in the Licensed Field.

9.2 Termination Rights for Breach and Voluntary Termination.

9.2.1 Termination for Breach. Subject to the other terms of this Agreement, this Agreement and the rights granted herein may be terminated by either Party upon any material breach by the other Party of any material obligation or condition, effective ninety (90) days after giving written notice to the breaching Party of such termination, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if such material breach is cured or remedied or shown to be non-existent or not to be material within the aforesaid ninety (90) day period, the notice shall be automatically withdrawn and of no effect.

9.2.2 Voluntary Termination. Licensee shall have the right to terminate this Agreement effective as of the first day of any calendar year upon not less than ninety (90) days prior written notice to Licensor.

9.3 Effects of Termination.

9.3.1 Certain Effects of Termination. Upon any termination of this Agreement: (i) as of the effective date of such termination all relevant licenses and sublicenses granted by Licensor to Licensee hereunder, and any sublicense granted by Licensee to any Sublicensee, shall terminate automatically, (ii) all payment or other rights or obligations accrued hereunder prior to termination shall survive the expiration or termination of the Term; (iii) except in respect of a termination by Licensor under Subsection 9.2.1, Licensee and its Affiliates and Sublicensees shall have the right, for nine (9) months or such longer time period as upon which the Parties mutually agree in writing, to sell or otherwise dispose of all finished Licensed Products then on hand, with royalties to be paid to Licensor on all Net Sales of such Licensed Products as provided for in this Agreement; and (iv) by Licensor under Subsection 9.2.1 or by Licensee under Subsection 9.2.2 (other than because Licensee shall have reasonably concluded that notwithstanding its commercially reasonable efforts, no commercially viable Licensed Product is developable and marketable) Licensee shall not, nor shall it permit its Affiliates to, for a period of [***] following such termination in the event such termination is effective prior to the First Commercial

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Sale and for a period of [***] following such termination in the event such termination is effective on or after the First Commercial Sale, engage in any business anywhere in the Territory, whether as a sole proprietor, partner, shareholder, consultant, agent, independent contractor, trustee or otherwise, to hold any beneficial interest in any business, incorporated or otherwise, which designs, develops, tests, produces, manufactures, supplies, promotes, markets, imports or sells any product in the Licensed Field that are similar to the Exclusive Design (a “Competing Business”), derive any income from any interest in a Competing Business, or provide any service or assistance to a Competing Business; provided that the foregoing will not restrict Licensee from owning a passive interest of less than five percent (5.0%) of the outstanding stock of a corporation engaged in a Competing Business.

9.4 Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 9 are in addition to any other relief and remedies available to either Party at law.

9.5 Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Subsections 3.1.1 (with respect to Licensee’s ownership of Technology), Sections 3.3, 3.4, 4.3, 7.3, 9.3, 9.4, 9.5 and Articles 5, 8, 10, and 11 (to the extent relevant) shall survive the expiration or termination of this Agreement.

10. DISPUTES

10.1 Negotiation. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement that relates to either Party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by written notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Said designated senior officials are as follows:

For Licensee: President and Chief Executive Officer

For Licensor: Chief Executive Officer

In the event the designated senior officials are not able to resolve such dispute within the sixty (60) day period, either Party may invoke the provisions of Section 10.2.

10.2 Arbitration. Subject to Section 10.1, any dispute, controversy or claim initiated by either Party arising out of, resulting from or relating to this Agreement, or the performance by either Party of its obligations under this Agreement (other than bona fide Third Party actions or proceedings filed or instituted in an action or proceeding by a Third Party against a Party), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Any such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with such rules. Any such arbitration shall be held in New York, New York. The method and manner of discovery in any such arbitration proceeding shall be governed by the laws of the State of New York. The arbitrator shall have the authority

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to grant injunctions and/or specific performance and to allocate between the parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.

11. MISCELLANEOUS

11.1 Notification. All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by nationally-recognized overnight courier service providing evidence of receipt, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. The addresses and other contact information for the parties are as follows:

If to Licensor:	Stout Medical Group LP 410 East Walnut Street, Suite #8, Perkasie, Pennsylvania 18944 (215) 450-8860 (ext. 102) Attn: Chief Executive Officer

With a copy to:	[***]

With a copy to:	Oppenheimer Wolff & Donnelly Plaza VII Building, Suite 3300 45 South Seventh Street Minneapolis, Minnesota 55402 (612) 607-7397 Attn: Dennis P. Whelpley

If to Licensee:	Alphatec Spine, Inc. 2051 Palomar Airport Road, Suite 100 Carlsbad, CA 92011 (760) 431-9286 (ext. 169) Attn: President and CEO

With a copy to:	Heller Ehrman LLP Times Square Tower 7 Times Square New York, New York 10036

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Attention: Blaine Templeman Telephone: (212) 847-8572 Fax: (212) 763-7600 Email: blaine.templeman@hellerehrman.com

All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by the recipient, (iii) if sent by nationally-recognized overnight courier, on the day such notice is delivered to the recipient, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

11.2 Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York.

11.3 Limitations. Except as expressly set forth in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

11.4 Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties; provided that no modification to this Agreement may be made without the prior written consent of Hawk Healthcare, LLC if such modification both: (i) will materially and adversely affect the stream of payments made directly to Hawk Healthcare, LLC under Subsection 4.1 hereof and (ii) does not proportionately effect the parallel payments made to Licensor under such Subsection.

11.5 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

11.6 Headings. Section, Subsection and Paragraph headings are inserted for convenience of reference only and do not form part of this Agreement.

11.7 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned, delegated or otherwise transferred, in whole or part, by either Party without the prior express written consent of the other Party; provided that a Party may freely assign this Agreement, including all rights and obligations hereunder, at any time to any entity acquiring in the same transaction substantially all of such Party’s business and assets, including those to which this Agreement relates, whether by way of sale, merger, consolidation or other transaction without the prior written consent of the other Party. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 11.7

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shall be void. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

11.8 Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, for so long as and to the extent that such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

11.9 Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

11.10 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not thereby materially diminished. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.11 Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

11.12 Section 365(n). All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined in Section 101 of such Code. The Parties agree that Licensee may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, regardless of whether either Party files for bankruptcy in the United States or other jurisdiction.

11.13 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.14 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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11.15 Guarantee and Agreement of Alphatec Holding, Inc. By its signature below, Holdings hereby guarantees the full and timely payment and performance of all obligations of Licensee under this Agreement and agrees to issue shares to Licensor consistent with the terms of this Agreement, including without limitation Section 4.4 hereof.

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IN WITNESS WHEREOF, the Parties and Holdings have caused this Agreement to be executed by their duly authorized representative.

ALPHATEC SPINE, INC.			STOUT MEDICAL GROUP, LP:
By: Stout Medical Group, Inc.
Its: General Partner

By:	/s/ Dirk Kuyper		By:	/s/ Tom Molz
	Name:	Dirk Kuyper		Name:	Tom Molz
	Title:	President and CEO		Title:	President and CEO

ALPHATEC HOLDINGS, INC.

By:	/s/ Dirk Kuyper
	Name:	Dirk Kuyper
	Title:	President and CEO

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Schedule A

Licensed Patent Rights

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Schedule B

Licensor Assistance and Compensation

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Schedule C

Exclusive Design Concepts

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